UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A INFORMATION
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CHAD Therapeutics, Inc.
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Company Contact:
Earl L. Yager
President and CEO
www.CHADtherapeutics.com
FOR IMMEDIATE RELEASE
21622 Plummer Street
Chatsworth, CA 91311
Toll Free: 800.423.8870
Phone: 818.882.0883
Main Fax: 818.882.1809

Investor Contact:
Neil Berkman Associates
(310) 826-5051
info@BerkmanAssociates.com

CHAD Therapeutics Announces Mailing of Definitive Proxy
Regarding Proposed Sale of Its Oxygen Business
Sets Special Meeting of Shareholders for Thursday, January 31, 2008
CHATSWORTH, California, January 2, 2008 . . . CHAD Therapeutics, Inc. (ASE:CTU) announced today that it has commenced mailing its definitive proxy statement to shareholders for approval of its proposed sale of assets related to its oxygen conserving business to Inovo, Inc., a privately held manufacturer of oxygen regulators and conservers based in Naples, Florida, pursuant to an asset purchase agreement dated November 16, 2007. The Company has scheduled a special meeting of shareholders for Thursday, January 31, 2008, at 10:00 a.m. PST at CHAD Therapeutics, Inc, 21622 Plummer Street, Chatsworth, CA, 91311. Shareholders of record as of the close of business on December 24, 2007, will be entitled to vote at the meeting.
The Company’s Board of Directors has unanimously determined that the proposed asset sale is in the best interests of the Company and its shareholders and recommends that shareholders vote “FOR” the proposed sale.
Shareholders are encouraged to read the Company’s definitive proxy materials in their entirety. The proxy materials, which were mailed on or about December 28, 2007, provide, among other things, a detailed discussion of the process that led to the proposed asset sale, the reasons behind the Board of Directors’ unanimous recommendation and the risks involved with the sale. Additional copies of the proxy statement are available without charge from CHAD and also may be obtained for free from the SEC’s website at www.sec.gov. Stockholders who have questions about the asset sale or need assistance in submitting their proxy or voting their shares should contact the Company’s proxy solicitor, Morrow & Co., LLC, toll free at 1-800-662-5200.
Earl Yager, CHAD’s President and CEO said, “Approval of the asset sale is critical to CHAD’s future. Because failure to vote will have the same effect as a vote against approving the transaction, we urge shareholders to exercise their rights by voting their shares as soon as possible after they receive and review the proxy statement.”
About CHAD Therapeutics
CHAD Therapeutics, Inc. develops, manufactures and markets respiratory care devices designed to improve the efficiency of oxygen delivery systems for home health care and hospital treatment of patients suffering from pulmonary diseases. For more information, visit www.CHADtherapeutics.com.
Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995.
The foregoing statements regarding prospects for future earnings and revenues, future sales trends and the introduction of products under development are forward-looking statements that involve certain risks and uncertainties. A number of important factors could cause actual results to differ materially from those contemplated by such forward-looking statements. These include the loss of one or more major customers, increased competition, the introduction of new products with perceived competitive advantages over the Company’s products, changes or proposed changes in health care reimbursement which affect home care providers and CHAD’s ability to anticipate and respond to technological and economic changes in the home oxygen market. Moreover, the success of the Company’s products and products under development will depend on their efficacy, reliability and the health care community’s perception of the products’ capabilities and benefits, the degree of acceptance the products achieve among homecare providers and, with respect to products under development, obtaining timely regulatory approval. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission under the caption “Outlook: Issues and Risks.”
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CHAD, OXYMATIC, OXYMIZER, OXYLITE, and TOTAL O2 are Registered Trademarks of Chad Therapeutics, Inc.
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